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                                                                     EXHIBIT 5.2


                                February 8, 2001



WellPoint Health Networks Inc.
1 WellPoint Way
Thousand Oaks, CA 91362

          Re: Registration Statement on Form S-8 ("Registration Statement") of WellPoint Health Networks Inc.

Ladies and Gentlemen:

     I have acted as General Counsel to WellPoint Health Networks Inc., a Delaware corporation (the "Company"), with respect to the issuance of this opinion relating to the proposed offering by the Company of up to 2,273,054 shares (the "Shares") of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), pursuant to the Company's 401(k) Retirement Savings Program and 1999 Stock Incentive Plan (the "Plans"), and of up to $50,000,000 of deferred compensation obligations (the "Deferred Compensation Obligations") of the Company pursuant to the Company's Comprehensive Executive Non-qualified Retirement Plan (the "Deferred Compensation Plan").

     As such counsel, I have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as I have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as conformed or photostatic copies.

     Based on the foregoing, I am of the opinion that:

     1. The issuance by the Company of the Shares pursuant to the Plans has been duly authorized by all necessary corporate action on the part of the Company.

     2. When issued pursuant to the Plans, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock.

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WellPoint Health Networks Inc.
February 8, 2001
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     3.   When issued in accordance with the terms of the Deferred Compensation
Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/ THOMAS C. GEISER
                                            --------------------
                                            Thomas C. Geiser